Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Colonial Downs Holdings, Inc.
Providence Forge, Virginia


As independent certified public accountants, we hereby consent to the use of our report dated February 10, 1997, except for the Reorganization described in Note 1, which is as of March 12, 1997 (and to all references to our Firm) included in or made a part of this registration statement.



                                BDO Seidman, LLP


Richmond, Virginia
March 14, 1997